Exhibit A
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.
Dated this 1st day of July 2021.

ACTIVISION PUBLISHING, INC.

By:	/s/ Grant Dixton
	Name:	Grant Dixton
	Title:	Chief Legal Officer

ACTIVISION ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Grant Dixton
	Name:	Grant Dixton
	Title:	Chief Legal Officer

ACTIVISION BLIZZARD, INC.

By:	/s/ Grant Dixton
	Name:	Grant Dixton
	Title:	Chief Legal Officer